As filed with the Securities and Exchange Commission on February 3, 2015

Registration No. 333-201200

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	46-5188184
(State of incorporation)	(I.R.S. Employer Identification No.)

333 East Franklin Street Richmond, Virginia	23129
(Address of Principal Executive Offices)	(Zip Code)

Media General, Inc. 1995 Long-Term Incentive Plan

MG Advantage 401(k) Plan

Media General, Inc. Directors’ Deferred Compensation Plan

Media General, Inc. 1987 Non-Qualified Stock Option Plan

Lin Media LLC Amended and Restated 2002 Stock Plan

Lin Media LLC Third Amended and Restated 2002 Non-Employee Director Stock Plan

(Full title of the plans)

Andrew C. Carington, Esquire

General Counsel and Secretary

Media General, Inc.

333 East Franklin Street

Richmond, Virginia 23219

(Name and address of agent for service)

(804) 887-5000

(Telephone number, including area code, of agent for service)

Mercury New Holdco, Inc.

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Media General, Inc. (the “Registrant”) hereby amends the Registration Statement on Form S-8 (Registration No. 333-201200) originally filed on December 22, 2014 (the “Original Registration Statement”) by filing this Post-Effective Amendment No. 1 to the Original Registration Statement (the “Post-Effective Amendment”). The sole purpose of this Post-Effective Amendment is to correct a typographical error in the number of shares of Media General, Inc. Voting Common Stock, no par value, that may be issued pursuant to the Media General, Inc. 1995 Long-Term Incentive Plan (the “MG LTIP”), as indicated in footnote (1) to the “Calculation of Registration Fee” table in the Original Registration Statement and the opinion and consent of Troutman Sanders LLP filed as exhibits to the Original Registration Statement. Pursuant to this Post-Effective Amendment, the number of shares that may be issued pursuant to the MG LTIP is 2,866,602.

Included as Exhibit 5.1 and Exhibit 23.1 to this Post-Effective Amendment, respectively, is the corrected version of the opinion and consent of Troutman Sanders LLP reflecting the corrected number of shares that may be issued pursuant to the MG LTIP.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

5.1*	Opinion of Troutman Sanders LLP as to the validity of the securities being registered.

23.1*	Consent of Troutman Sanders LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on February 3, 2015.

MEDIA GENERAL, INC.

By:	/s/ Andrew C. Carington
	Name:	Andrew C. Carington
	Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	February 3, 2015
Vincent L. Sadusky

*	Senior Vice President and	February 3, 2015
James F. Woodward	Chief Financial Officer

*	Chairman	February 3, 2015
J. Stewart Bryan III

*	Director	February 3, 2015
Diana F. Cantor

*	Director	February 3, 2015
Royal W. Carson III

*	Director	February 3, 2015
H.C. Charles Diao

*	Director	February 3, 2015
Dennis J. FitzSimons

*	Director	February 3, 2015
Soohyung Kim

*	Director	February 3, 2015
Douglas W. McCormick

*	Director	February 3, 2015
John R. Muse

*	Director	February 3, 2015
Wyndham Robertson

*	Director	February 3, 2015
Thomas J. Sullivan

*By:	/s/ Andrew C. Carington
Andrew C. Carington
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1*	Opinion of Troutman Sanders LLP as to the validity of the securities being registered.

23.1*	Consent of Troutman Sanders LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	Filed herewith.
**	Previously filed.